EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of our reports effective December 31, 2007; December 31, 2006; and December 31, 2005, in the Double Eagle Petroleum Co. Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on or about March 13, 2008.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C. H. (Scott) Rees III, P.E.
Chairman and Chief Executive

Dallas, Texas
March 13, 2008